                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant / /

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               K N ENERGY, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               K N ENERGY, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

             Class A $5.00 Cumulative Preferred Stock, Class B $8.30 Cumulative Preferred Stock and Common Stock.
- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

             27,800,881
- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             N/A
- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

             N/A
- --------------------------------------------------------------------------------
     (5) Total fee paid:

             N/A
- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

(K N Energy LOGO)                                     K N Energy, Inc.
                                                      370 Van Gordon Street
                                                      P.O. Box 281304
                                                      Lakewood, CO 80228-8304
                                                      (303) 989-1740


                                                                March 6, 1995

Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Stouffer Renaissance Hotel located at 3801 Quebec Street, Denver, Colorado 80207, on Thursday, April 6, 1995, at 10:00 A.M., Mountain Standard Time.

     You are requested to read carefully the accompanying Notice of Meeting and Proxy Statement which contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of four directors for terms of three years each. As in the past, in the election of directors, you may vote for all persons nominated by the Board by checking the box marked "For all nominees listed below". If you do not wish to vote for all of the persons nominated, draw a line through the name of any nominee for whom you do not wish to vote.

     To be sure that your shares will be voted, whether or not you plan to attend the meeting in person, please complete, sign, date and mail the accompanying Proxy in the enclosed return envelope promptly. If you then do attend the meeting, your Proxy will be returned to you if you wish to vote in person.

                                            Very truly yours,

                                            /s/ CHARLES W. BATTEY

                                            CHARLES W. BATTEY
                                            Chairman of the Board

                                K N ENERGY, INC.
                             370 VAN GORDON STREET
                                P.O. BOX 281304
                            LAKEWOOD, CO 80228-8304
                                 (303) 989-1740

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of shareholders of K N Energy, Inc. will be held at the Stouffer Renaissance Hotel at 3801 Quebec Street, Denver, Colorado 80207, on Thursday, April 6, 1995, at 10:00 A.M., Mountain Standard Time, for the following purposes:

          1. To elect four directors to terms of three years each.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Accompanying this Notice of Annual Meeting is a form of Proxy, a Proxy Statement, and a copy of the Company's 1994 Annual Report to Shareholders. The 1994 Annual Report to Shareholders is not to be considered part of the proxy soliciting material.

     Only shareholders of record at the close of business on February 15, 1995, are entitled to vote at the meeting.

     A complete list of the shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for purposes germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting at the Company's offices at 370 Van Gordon Street, Lakewood, Colorado 80228.

     Shareholders who do not intend to be present at the meeting in person are requested to date and sign the enclosed Proxy and mail it in the enclosed envelope which does not require postage if mailed within the United States.

IMPORTANT:

     PLEASE MARK AND DATE THE PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR THEREON. IF STOCK IS HELD JOINTLY, SIGNATURE SHOULD INCLUDE BOTH NAMES. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, CUSTODIANS, CORPORATE OFFICERS AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

                                                   WILLIAM S. GARNER, JR.
                                                         Secretary

Lakewood, Colorado
March 6, 1995

                                K N ENERGY, INC.
                             370 VAN GORDON STREET
                                P.O. BOX 281304
                            LAKEWOOD, CO 80228-8304
                                 (303) 989-1740

                                                                   March 6, 1995

                                PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of K N Energy, Inc. (the "Company" or "K N") of proxies for use at the annual meeting of shareholders of the Company to be held at 10:00 A.M. MST on April 6, 1995, at 3801 Quebec Street, Denver, Colorado, and at any adjournment of such meeting.

     Proxies may be revoked at any time before they are voted. Revocation may be effected in any of the following ways: (i) by instruction to the Secretary reasonably indicating the shareholder's desire to revoke an existing proxy; (ii) by appropriately signing and returning to the Company a proxy with a more recent date than that of the proxy first given; or (iii) by signing and returning a floor ballot at the meeting of shareholders.

     The Proxy Statement and form of Proxy will be first mailed to the shareholders on or about March 6, 1995.

SHARES OUTSTANDING

     On February 15, 1995, the Company had outstanding the following shares of capital stock: 70,000 shares of Class A $5.00 Cumulative Preferred Stock, 17,148 shares of Class B $8.30 Cumulative Preferred Stock and 27,713,733 shares of Common Stock. Each share of Preferred and Common Stock has one vote and all shares vote as one class for all matters to come before the meeting. The holders of a majority of the issued and outstanding shares of the Company who are entitled to vote at the meeting must be present at the meeting, in person or represented by proxy, so that a quorum may be present for the transaction of business.

     Only shareholders of record at the close of business on February 15, 1995, are entitled to vote at the meeting. If a quorum is present at the meeting, the four nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors, and any other matters submitted to a vote of the shareholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes. The By-laws require that directors be elected by written ballot.

     As a matter of policy, proxies, ballots, and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

     The Proxyholders, who are Messrs. Charles W. Battey, Larry D. Hall and William S. Garner, Jr., will vote the shares covered by proxies received by them with a view to causing the four nominees named herein to be elected as members of the Company's Board of Directors and in accordance with the directors' recommendations on all other matters. A shareholder may, in the manner set forth on the enclosed proxy card, instruct the Proxyholders not to vote that shareholder's shares for any of the named nominees.

                             ELECTION OF DIRECTORS

     The Restated Articles of Incorporation of the Company provide for a Board of Directors of no fewer than nine nor more than fifteen members (exclusive of any advisory director), divided into three classes of as nearly an equal number as possible, the directors in each class being elected for three years. There are currently fourteen members of the Board of Directors and one non-voting advisory director.

     Messrs. Charles W. Battey, Robert B. Daugherty, Larry D. Hall and H.A. True, III have been nominated for reelection as Class II directors. Proxies will be voted, unless authority to vote is withheld by the shareholder, for the election of Messrs. Battey, Daugherty, Hall and True to serve until the 1998 annual meeting of shareholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, proxies may be voted for such other person or persons as shall be determined by the Proxyholders in their discretion. Proxies cannot be voted by the Proxyholders for more than the number of nominees named, which is four persons.

     On July 13, 1994, pursuant to the Agreement and Plan of Merger dated as of March 24, 1994 (the "Merger Agreement"), among the Company, KNE Acquisition Corporation and American Oil and Gas Corporation ("AOG"), each share of common stock of AOG was converted into 0.47 of a share of K N's Common Stock and AOG became a wholly-owned subsidiary of K N. Pursuant to the Merger Agreement, the Board of Directors of K N increased the number of directors comprising the Board of Directors to fourteen persons and appointed four designees of AOG (Edward H. Austin, Jr., David M. Carmichael, Edward Randall, III and James C. Taylor) to fill the four vacancies created by such increase. In addition, the Board of Directors of K N elected John G. L. Cabot, a designee of Cabot Corporation ("Cabot"), as an advisory director of K N. K N's By-laws were amended, effective July 13, 1994, to provide that, for so long as Cabot continues to own beneficially at least 10% of the voting stock of K N, Cabot will have the right to designate an advisory director. Further, if Cabot's beneficial ownership in K N is reduced below 10% but continues over 5%, then the Board of Directors of K N will appoint the Cabot advisory director as a full director, to serve the remaining term of a Class II director, and Cabot will be entitled to have one designee for election to the Board of Directors of K N.

     The name of each nominee for election as a director at this meeting and of each director and advisory director whose term of office will continue after the meeting, and each individual's business experience, year first elected as director, beneficial ownership of Company Common Stock, age and relationship to the Company are as follows:

                                      COMPANY
                          YEAR         SHARES                                            OTHER
                         FIRST      BENEFICIALLY                POSITIONS               BUSINESS
                        ELECTED     OWNED AS OF                    HELD                EXPERIENCE
                           AS       FEBRUARY 15,                 WITH THE             DURING PAST
         NAME           DIRECTOR     1995(1)(2)     AGE         COMPANY(3)             5 YEARS(3)
- ----------------------  --------    ------------    ---    --------------------   --------------------

NOMINEES FOR ELECTION FOR TERM OF 3 YEARS EXPIRING IN 1998 (CLASS II)
- ------------------------------------------------------------------------------------------------------

Charles W. Battey         1971          80,878      63     Chairman (1989-
                                                           Present); and Chief
                                                           Executive Officer
                                                           (1989-July 1994)

Robert B. Daugherty       1983          80,115      73     Director               Chairman of the
                                                                                  Board of Valmont
                                                                                  Industries, Inc.
                                                                                  (manufacturer of
                                                                                  products for the
                                                                                  electrical industry,
                                                                                  producer of
                                                                                  mechanized
                                                                                  irrigation
                                                                                  equipment), Valley,
                                                                                  Nebraska; Director,
                                                                                  Peter Kiewit Sons'
                                                                                  Co. (contracting,
                                                                                  mining and
                                                                                  manufacturing).
Larry D. Hall             1984          63,443(4)   52     President and Chief
                                                           Executive Officer
                                                           (July 1994-Present);
                                                           President and Chief
                                                           Operating Officer
                                                           (May 1988-July
                                                           1994); Director

H.A. True, III            1991           5,400      52     Director               Partner, True
                                                                                  Companies (energy,
                                                                                  agriculture and
                                                                                  financing), Casper,
                                                                                  Wyoming.

DIRECTORS WHOSE TERMS EXPIRE IN 1997 (CLASS I)
- ------------------------------------------------------------------------------------------------------

Edward H. Austin, Jr.     1994         272,484      53     Director               Principal of Austin,
                                                                                  Calvert & Flavin,
                                                                                  Inc., an investment
                                                                                  advisory firm, San
                                                                                  Antonio, Texas.

                                      COMPANY
                          YEAR         SHARES                                            OTHER
                         FIRST      BENEFICIALLY                POSITIONS               BUSINESS
                        ELECTED     OWNED AS OF                    HELD                EXPERIENCE
                           AS       FEBRUARY 15,                 WITH THE             DURING PAST
         NAME           DIRECTOR     1995(1)(2)     AGE         COMPANY(3)             5 YEARS(3)
- ----------------------  --------    ------------    ---    --------------------   --------------------

David W. Burkholder       1984          11,961      52     Director               President of Will
                                                                                  Feed, Inc. (cattle
                                                                                  feeding), Willow
                                                                                  Island, Nebraska;
                                                                                  President of Island
                                                                                  Dehy Company, Inc.
                                                                                  (alfalfa
                                                                                  dehydration), Cozad,
                                                                                  Nebraska; and
                                                                                  President of
                                                                                  Consolidated
                                                                                  Blenders, Inc.
                                                                                  (alfalfa
                                                                                  dehydration),
                                                                                  Hastings, Nebraska.

David M. Carmichael       1994         321,400(5)   56     Vice Chairman (July    Chairman of the
                                                           1994-Present)          Board and Chief
                                                                                  Executive Officer of
                                                                                  American Oil and Gas
                                                                                  Corporation (1993-
                                                                                  1994); President,
                                                                                  Chairman of the
                                                                                  Board and Chief
                                                                                  Executive Officer of
                                                                                  American Oil and Gas
                                                                                  Corporation (1986-
                                                                                  1993).

Jordan L. Haines          1983          13,877      67     Director               Director of Fourth
                                                                                  Financial
                                                                                  Corporation (bank
                                                                                  holding company);
                                                                                  Director of The
                                                                                  Coleman Company
                                                                                  (manufacturer of
                                                                                  outdoor equipment);
                                                                                  Director of Southern
                                                                                  Pacific Rail Corp.

                                      COMPANY
                          YEAR         SHARES                                            OTHER
                         FIRST      BENEFICIALLY                POSITIONS               BUSINESS
                        ELECTED     OWNED AS OF                    HELD                EXPERIENCE
                           AS       FEBRUARY 15,                 WITH THE             DURING PAST
         NAME           DIRECTOR     1995(1)(2)     AGE         COMPANY(3)             5 YEARS(3)
- ----------------------  --------    ------------    ---    --------------------   --------------------

William J. Hybl           1988           5,800      52     Director               Chairman and Chief
                                                                                  Executive Officer
                                                                                  (1989-Present), and
                                                                                  Trustee of El Pomar
                                                                                  Foundation
                                                                                  (charitable
                                                                                  foundation),
                                                                                  Colorado Springs,
                                                                                  Colorado; Vice
                                                                                  Chairman and
                                                                                  Director of
                                                                                  Broadmoor Hotel,
                                                                                  Inc., Colorado
                                                                                  Springs, Colorado;
                                                                                  Director of USAA,
                                                                                  (insurance company);
                                                                                  and President,
                                                                                  United States
                                                                                  Olympic Committee
                                                                                  (1991-1992).

DIRECTORS WHOSE TERMS EXPIRE IN 1996 (CLASS III)
- ------------------------------------------------------------------------------------------------------

Stewart A. Bliss          1993           2,250      61     Director               Financial
                                                                                  Consultant, Denver,
                                                                                  Colorado
                                                                                  (1993-Present);
                                                                                  Board Member of
                                                                                  Colorado State Board
                                                                                  of Agriculture
                                                                                  (1993-Present);
                                                                                  Chief of Staff to
                                                                                  Governor of
                                                                                  Colorado, Denver,
                                                                                  Colorado
                                                                                  (1987-1993).

Robert H. Chitwood        1990          14,500      64     Director               President, R.H.
                                                                                  Chitwood Company
                                                                                  (oil and gas
                                                                                  production,
                                                                                  investments and
                                                                                  petroleum
                                                                                  consulting), Tulsa,
                                                                                  Oklahoma.

Howard P. Coghlan         1981          14,712      67     Director               Senior Partner,
                                                                                  Coghlan, Crowson &
                                                                                  Fitzpatrick,
                                                                                  Attorneys at Law,
                                                                                  Longview, Texas.

                                      COMPANY
                          YEAR         SHARES                                            OTHER
                         FIRST      BENEFICIALLY                POSITIONS               BUSINESS
                        ELECTED     OWNED AS OF                    HELD                EXPERIENCE
                           AS       FEBRUARY 15,                 WITH THE             DURING PAST
         NAME           DIRECTOR     1995(1)(2)     AGE         COMPANY(3)             5 YEARS(3)
- ----------------------  --------    ------------    ---    --------------------   --------------------

Edward Randall, III       1994         281,991      68     Director               Private investor
                                                                                  (1990-Present);
                                                                                  Partner of Duncan,
                                                                                  Cook & Co. (private
                                                                                  investment banking
                                                                                  firm), Houston, TX
                                                                                  (1985-1990);
                                                                                  Director,
                                                                                  PaineWebber Group
                                                                                  Inc. and Enron Oil &
                                                                                  Gas Company.
James C. Taylor           1994          91,330      57     Director               Owner and Operator
                                                                                  Wytana Livestock
                                                                                  Company, Bozeman,
                                                                                  Montana; Private
                                                                                  investor.

ADVISORY DIRECTOR
John G.L. Cabot           1994             -0-      60     Advisory Director      Vice Chairman, Chief
                                                                                  Financial Officer
                                                                                  and Director of
                                                                                  Cabot Corporation
                                                                                  (manufacturer of
                                                                                  specialty chemicals
                                                                                  and materials),
                                                                                  Boston, Mass.;
                                                                                  Director, Cabot Oil
                                                                                  and Gas Corporation,
                                                                                  Eaton Vance
                                                                                  Corporation and
                                                                                  Hollingsworth and
                                                                                  Vose Company.

- ---------------

(1) No director owns any Preferred Stock of the Company. Except for Mr. Carmichael and Mr. Randall, no director owns more than one percent of the outstanding shares of Common Stock of the Company. In making the computations required in connection with the preceding statement, with respect to any director who held options to purchase shares of Common Stock exercisable within 60 days of February 15, 1995, it was assumed that such options had been exercised. The following number of shares representing such unexercised options were added to the holdings of each of the following directors: Mr. Austin, 1,000 shares; Mr. Battey, 38,750 shares; Mr. Bliss, 2,000 shares; Mr. Burkholder, 1,750 shares; Mr. Cabot, 0 shares; Mr. Carmichael, 156,966 shares; Mr. Chitwood, 5,250 shares; Mr. Coghlan, 7,500 shares; Mr. Daugherty, 9,000 shares; Mr. Haines, 10,346 shares; Mr. Hall, 40,250 shares; Mr. Hybl, 5,500 shares; Mr. Randall, 1,000 shares; Mr. Taylor, 1,000 shares; and Mr. True, 5,250 shares.

(2) Unless otherwise indicated, the directors have sole voting and investment power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the directors and their respective spouses, if any.

(3) All of these persons have held such positions for at least five years unless otherwise indicated.

(4) Includes 139 shares of Common Stock owned by Mr. Hall's wife, as to which Mr. Hall disclaims beneficial ownership and over which he has neither investment nor voting power.

(5) Includes 940 shares of Common Stock owned by Mr. Carmichael's wife, as to which Mr. Carmichael disclaims beneficial ownership and over which he has neither investment nor voting power.

                              CERTAIN TRANSACTIONS

     In connection with its acquisition of AOG by merger (the "Merger") on July 13, 1994, K N issued the number of shares of its Common Stock indicated below to the indicated persons and assumed outstanding AOG stock options or warrants held by such persons currently exercisable for the number of shares of K N's Common Stock indicated in the table.

                                                                        OPTIONS TO        WARRANTS TO
                                                                         PURCHASE          PURCHASE
                                                     K N SHARES(1)     K N SHARES(2)     K N SHARES(3)
                                                     -------------     -------------     -------------
K N DIRECTORS
  Edward H. Austin, Jr..............................     271,484                0                 0
  David M. Carmichael...............................     164,434          183,300                 0
  Edward Randall, III...............................     263,537                0                 0
K N EXECUTIVE OFFICERS
  Samuel H. Charlton, III...........................       1,705                0                 0
  Thomas H. Fanning.................................       3,149                0                 0
K N 5% STOCKHOLDERS
  Cabot Corporation.................................   4,197,954                0           642,232
  The Prudential Insurance Company of America.......     444,385                0           545,200

- ---------------

(1) On July 13, 1994, the closing price for K N's Common Stock on the New York Stock Exchange Composite Tape was $24.75.

(2) Exercisable at prices ranging from $11.70 to $28.99 per share of K N Common Stock and expiring at various dates between April 19, 1998 and September 15, 2003.

(3) Exercisable at $17.55 per share of K N Common Stock at any time prior to October 1, 1999

     As mentioned under the "Election of Directors", on July 14, 1994 the four designees of AOG listed in the table above were elected to the Board of Directors of K N pursuant to the Merger Agreement, and a designee of Cabot was elected as an advisory director. In addition, pursuant to the Merger Agreement, on July 14, 1994 the Board of Directors elected David M. Carmichael to serve as Vice Chairman of the Board and Chairman of the Company's Management Committee, for a term expiring on the date of K N's 1996 annual meeting of shareholders.

     The Merger Agreement provides for broad indemnities by K N of the former officers and directors of AOG (including the individuals named in the table above) against certain liabilities and costs, including those arising out of, or pertaining to, the Merger Agreement, the Merger or the transactions contemplated thereby. The Merger Agreement also obligates K N, for six years after the effective time of the Merger, to maintain, to the extent commercially practicable, the directors' and officers' liability insurance policies maintained by AOG prior to the Merger or to substitute equivalent policies.

     The Merger Agreement also obligated K N to prepare and file a registration statement with the Securities and Exchange Commission respecting the resale by Cabot from time to time of up to 1,500,000 of the shares issued by K N in the Merger. Such registration statement (the "Shelf Registration Statement") became effective on July 13, 1994 and will remain effective continuously until Cabot beneficially owns less than 10% of the then outstanding shares of K N's Common Stock. Also pursuant to the Merger Agreement, K N granted certain rights to registration under the Securities Act of 1933 to Cabot and every other affiliate of AOG who held 1% or more of the shares of K N's Common Stock outstanding at the effective time of the Merger, so as to permit such affiliates the opportunity to dispose of shares of K N's Common Stock received by them in the Merger without constraint by the volume limitations imposed by Rule 145 under such Act. In addition to the right to request registration of not less than 750,000 shares on two occasions within five years of the effective time of the Merger, such affiliates also have "piggyback" registration rights on two occasions during such five-year period. Such registration rights do not extend, however, to any shares of Common Stock that are then subject to the Shelf Registration Statement. K N and each affiliate whose shares are registered for resale under the Securities Act of 1933 will indemnify each other in a customary manner against any resulting liabilities, and K N will bear all expenses in connection with each registration, excluding any underwriter's commission and fees and expenses of counsel for any affiliate.

             RELATIONSHIP BETWEEN CERTAIN DIRECTORS AND THE COMPANY

     In 1994 the law firm of Coghlan, Crowson & Fitzpatrick in Longview, Texas, of which Mr. Howard Coghlan, a director of the Company, is a partner, served as counsel for the Company and certain of its subsidiaries in a small number of instances relating to operations in Texas and in certain litigation. The Company anticipates that the relationship will continue in 1995.

     Mr. David W. Burkholder, a director of the Company, is a director, officer and ten percent owner of Consolidated Blenders, Inc., Island Dehy Company, Inc., Western Alfalfa, Shofstall Alfalfa and Cozad Cattle Feeders (collectively, the "Burkholder Companies"). The Burkholder Companies purchase gas from the Company pursuant to year-to-year contracts at an industrial rate that is the same for all alfalfa dehydration customers in Nebraska. Further, in 1994 subsidiaries of K N sold gas to the Burkholder Companies on the spot market and transported gas for the Burkholder Companies for compensation. During 1994, the Burkholder Companies paid K N and its subsidiaries a total of $277,585 under such gas purchase and transportation arrangements. Similar contracts may be entered into by the Company and some of its subsidiaries with the Burkholder Companies in the future.

     During 1994 Cabot Corporation and a K N oil and gas subsidiary jointly drilled a number of oil and gas wells and participated in other oil and gas well activities. Cabot Corporation is a beneficial owner of K N stock, as set forth in the table of Common Stock for Principal Shareholders, and has designated an advisory director, John G. L. Cabot, to the Board of Directors. Cabot Corporation paid K N and its subsidiary a total of $570,546 in connection with such activities. Similar arrangements may be entered into with Cabot Corporation in the future.

     Mr. Edward H. Austin, Jr. is married to the niece of Mr. James C. Taylor. No other family relationships exist between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

                        DIRECTOR AND COMMITTEE MEETINGS

     The Board of Directors met nine times during 1994. During 1994, all directors attended 96 percent of the aggregate meetings of the Board of Directors and committees thereof on which they served.

     During 1994, the Audit Committee was composed of Messrs. Austin, Bliss, Burkholder, Chitwood, Coghlan, Hybl (Chairman), Taylor and True. It met three times in 1994. The duties of the Audit Committee include recommendation of the independent auditor for selection by the Board of Directors, review of the arrangements and scope of the independent auditor's examination, review of the findings and recommendations of the independent auditor and internal auditors concerning internal accounting procedures and controls, review of professional services rendered by the independent auditor and review of the independence of the auditor in regard to the Company and its management.

     The Compensation Committee during 1994 was composed of Messrs. Daugherty (Chairman), Haines, Hybl and Randall. It met four times in 1994. The duties of the Compensation Committee are set forth in the Compensation Committee Report below.

     The Executive Committee, which was constituted from January through July 1994, was composed of Messrs. Battey, Daugherty, Haines and Hall. It did not meet in 1994 because of the unusually frequent meetings of the Board of Directors during that time. Pursuant to the Merger Agreement, in July 1994 the Executive Committee was replaced by a Management Committee composed of Messrs. Austin, Battey, Carmichael (Chairman) and Hall. The Management Committee met five times in 1994. The duties of the Management Committee consist of oversight and direction of management decisions with respect to the day-to-day operations of K N and its subsidiaries, and oversight and direction of matters relating to the integration and consolidation of the businesses and operations of K N and AOG, as well as the duties and powers previously delegated to K N's Executive Committee.

     The Board of Directors does not presently have a separate nominating committee, but develops nominations as a whole, except in the case of nominations for the Chairman and Vice Chairman of the Board of Directors. Should those two positions become vacant prior to next year's annual meeting of shareholders, they may only be filled upon recommendations of a special nominating committee consisting of two directors of K N who served as directors of K N prior to the effective time of the Merger and two other directors of K N who joined the Board of K N as a result of the Merger. Pursuant to the Company's By-laws, shareholders may nominate candidates for the Board of Directors by notifying the Company at its principal executive offices of the name of such candidate and by furnishing other required information at least forty days before the shareholders meeting at which such election will be held. See "Date for Receipt of Shareholder Proposals" below.

                             DIRECTOR COMPENSATION

     A director (except a current employee) receives a retainer of $20,000 per year plus a fee of $1,500 per day for each meeting attended. Members of the Audit, Compensation and Management (or Executive while it was constituted) Committees also receive a fee of $1,500 per day for each committee meeting attended on a day other than that of a Board meeting. Directors who are full-time employees of the Company receive no additional compensation in their capacity as director. All directors are reimbursed for reasonable travel and other expenses incurred in attending all meetings. Directors who are not also employees or officers may elect to defer until age 65, and/or until retirement from the Board, all or any portion of their compensation pursuant to the Deferred Compensation Plan for Outside Directors or the 1987 Directors' Deferred Fee Plan, which were adopted by the Company effective May 1, 1984, and May 1, 1987, respectively.

     Directors who are not also employees participate in the 1992 Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Within 30 days after the election to the Company's Board of Directors of any person who is not a salaried employee of the Company, the committee of the Board of Directors which administers the Directors Plan is required to grant to that person an option to purchase a number of shares of Common Stock of the Company equal to 1000 times the number of years in the term to which he is elected. If any person is elected by the Board of Directors to fill an unexpired term or vacancy on the Board of Directors, the committee is required, within 30 days of the election, to grant to that person an option for a number of shares equal to 1000 for each twelve-month period of such term plus 1000 for any fraction of a twelve-month period. Options may be granted at not less than 100 percent of the fair market value of the Common Stock on the date of grant and expire 10 years from the date of grant. Options granted pursuant to the Directors Plan are not intended to qualify as incentive stock options. The options become exercisable in one-third increments annually over the succeeding three-year period. In March 1994, options to purchase 3,000 shares each were granted to Messrs. Burkholder, Haines and Hybl at an exercise price of $23.25 per share. In August 1994, options to purchase 3,000 shares were granted to Mr. Austin and options to purchase 2,000 shares each were granted to Messrs. Randall and Taylor, all at an exercise price of $24.00 per share.

     Non-employee Directors who were elected prior to 1992 received grants under the 1982 Stock Option Plan for Non-Employee Directors (the "1982 Plan"). Grants are no longer being made out of the 1982 Plan. The terms of the 1982 Plan are identical to the Directors Plan, except that each participant was granted options to purchase the number of shares equal to 500 (rather than 1000) times the number of years or partial years in the term to which he was elected.

                              BOARD RECOMMENDATION

     The Board of Directors recommends a vote FOR each of the Director nominees.

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of four independent non-employee directors: Mr. Daugherty, Committee Chairman, Mr. Haines, Mr. Hybl and Mr. Randall. There are no interlocking relationships among these directors and K N.

     The Compensation Committee is responsible for setting and administering the policies which govern both annual compensation and long-term compensation of executive officers. Following review and approval by the Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

COMPENSATION COMPONENTS AND PHILOSOPHY

     Annual executive compensation is principally comprised of salary and incentive cash awards. It is the philosophy of the Company that annual compensation of its executive officers and other key employees should be directly and materially tied to personal and corporate performance. To achieve this objective, annual executive compensation decisions are weighted towards cash incentives payable on the basis of personal and corporate performance. The Company also believes that long-term executive compensation should be tied to operating performance. Grants of stock options have been the principal component of long-term executive compensation.

     At the Company's Annual Meeting in March 1994, the shareholders approved the 1994 Long-Term Incentive Plan. This plan gives the Compensation Committee the flexibility to grant both non-qualified and incentive stock options, restricted stock awards, stock appreciation rights and other stock-based awards.

     Because the Company's compensation for each of its individual executives currently falls far below $1,000,000, the Compensation Committee does not have a policy regarding qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) limits the Company's tax deduction for all compensation paid to any employee in any one year to $1,000,000. However, the Compensation Committee will consider the need to develop such a policy annually in connection with its ongoing review of executive compensation.

BASE SALARY

     Salary decisions are based on achievement of both personal and company-wide performance objectives as well as recommendations for salary ranges developed from data obtained through surveys of comparable companies. The types of performance objectives considered when making salary decisions are the same as those described in the discussion below titled Executive Incentive Plan. Salary comparisons are prepared periodically in cooperation with nationally-recognized compensation consultants and are done to ensure that Company salaries remain competitive and reasonable in the industry.

STOCK OPTIONS

     In 1994, stock options granted under the Company's 1994 Long-Term Incentive Plan comprised the Company's chief long-term executive compensation. Stock options were granted during 1993 under the Company's Incentive Stock Option Plans, but were not granted in 1992.

     Stock options are granted to meet certain corporate objectives, including to encourage contributions by executive officers to key corporate and operating goals, to show confidence and high expectations that the judgment, initiative and efforts of executive officers will result in the Company's success and to align the interests of executive officers with shareholder interests. Decisions concerning the granting of options are directly related to performance-based objectives. The Compensation Committee believes the 1994 Long-Term Incentive Plan, which provides for a variety of stock-based awards that can be flexibly administered, permits the Company to keep pace with changing developments in compensation programs, making the Company more competitive with those companies that offer creative incentives to attract and keep employees. The ability to grant both incentive and non-qualified stock options enhances the Compensation Committee's ability to meet the Company's objectives of attracting and retaining well-qualified individuals to serve as executive officers and key employees.

RESTRICTED STOCK AWARDS

     In 1994 three executive officers were granted restricted stock awards under the 1994 Long-Term Incentive Plan, covering a total of 11,000 shares of Common Stock. Vesting of these shares is directly tied to the successful performance of specific and concrete objectives by each executive officer, including goals and objectives related to the successful integration of operations of the assets acquired in the Merger, reduction of operating costs of the assets acquired in the Merger, and continued employment with the Company over the next five years or until normal retirement age. The Compensation Committee is closely monitoring these performance objectives to determine whether the required outcome has been achieved and the restrictions of the stock awards have been met.

PROFIT SHARING PLAN

     Executive officers, along with all other employees who meet certain requirements regarding length of employment and full-time status, are eligible to participate in the Company's Employee Retirement Fund Trust Profit Sharing Plan ("Profit Sharing Plan"). Contributions to the Profit Sharing Plan are based on the Company's financial performance.

EXECUTIVE INCENTIVE PLAN

     The Compensation Committee annually approves an Executive Incentive Plan ("Incentive Plan"), which provides the means for determining and paying at-risk executive cash awards. The first Incentive Plan was established in 1989.

     The Incentive Plan contains detailed criteria for the evaluation of performance by executive officers. Particular emphasis is placed on performance-oriented objectives, financial measures, cost control measures and other measures linked to strategic objectives designed to improve existing performance, management effectiveness, productivity, safety, cost control, service levels and efficiencies to clearly benefit customers and, thereby, shareholders. Target objectives are set for corporate performance and for division and personal objectives. Examples of financial objectives in the 1994 Incentive Plan include results against budgeted earnings and return on common equity. Examples of operating goals in the 1994 Incentive Plan include successful implementation of the Gas Information Management System; meeting and maintaining high safety standards; maximization of profitability and strategic synergies of recent acquisitions; and successful implementation of shared services within the corporate center.

     Prior to January 31 of each year, the Compensation Committee designates executive officer participants in the Incentive Plan for that year. Participation in one year does not guarantee participation in following years. Participants are assigned to levels of eligibility, based on their degree of responsibility for corporate-wide results.

     The Incentive Plan is designed to keep individuals focused on their specific tasks while working as a team. In all cases, at least 50% of each participant's incentive compensation opportunity is based upon the Company's overall results. Depending upon the individual's position, the mix of corporate and division/personal performance objectives can range from 50% corporate and 50% division/personal to 90% corporate and 10% division/personal (and 100% corporate for the Chief Executive Officer). The amount of incentive compensation paid under an Incentive Plan is based upon actual achievements in a combination of corporate-wide, division and personal goals.

     The Company's 1992 operating results did not meet certain of the 1992 financial objectives due to unprecedented unfavorable weather. Thus, the incentive payments to the Company's executive officers for 1992 reflected in the Bonus column of the Summary Compensation Table set forth herein were significantly lower than those shown for 1993, reflecting the failure to meet certain of these objectives. The Company's executive officers were more successful against the established objectives in the 1993 Incentive Plan. The

Company's 1993 operating results exceeded the Company's 1993 financial objectives, despite a wet, cool summer which significantly decreased the Company's irrigation sales. This success was reflected in the individual incentive pay-outs reflected in the Bonus column of the Summary Compensation Table. Payments under an Incentive Plan are made in mid-to-late March of the following year, after financial results are finalized and an evaluation can be made as to each participant's success in meeting objectives. Therefore, no Incentive Plan payout information is available for 1994.

CHIEF EXECUTIVE OFFICER COMPENSATION

     As indicated, the Company's executive compensation program, both annual and long-term, is based in large part upon the Company's business performance. Annual incentive compensation for the Chief Executive Officer depends entirely upon the overall performance of the Company. His long-term compensation from stock options and his salary level are likewise largely dependent upon Company performance. The Compensation Committee closely monitors the performance of the Chief Executive Officer, meeting without his presence to evaluate his success in achieving the corporate objectives in each year. Since the 1992 operating results did not meet objectives, the Chief Executive Officer did not receive an incentive payment for 1992. The 1993 operating results, however, exceeded the Company's objectives, and the Chief Executive Officer's incentive compensation reflected this successful Company-wide performance. The 1994 Incentive Plan payout information is not available at this time. In July 1994, Mr. Hall was elected as the President and Chief Executive Officer of K N and Mr. Battey remained as Chairman of K N. Therefore, Mr. Battey will be evaluated on his performance as Chief Executive Officer during the first half of 1994 and Mr. Hall will be evaluated on his performance as Chief Executive Officer during the second half of 1994.

                                            Compensation Committee of
                                              the Board of Directors

                                            Mr. Robert B. Daugherty (Chairman)
                                            Mr. Jordan L. Haines
                                            Mr. William J. Hybl
                                            Mr. Edward Randall, III

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation during the last three fiscal years of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "named executive officers"). Because Mr. Hall became Chief Executive Officer during 1994, this table reflects the compensation of six of the Company's executive officers during 1994.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                    COMPENSATION AWARDS
                                                                  ------------------------
                                  ANNUAL COMPENSATION             RESTRICTED    SECURITIES
       NAME AND            ----------------------------------       STOCK       UNDERLYING        ALL OTHER
  PRINCIPAL POSITION       YEAR     SALARY($)     BONUS($)(1)     AWARDS($)     OPTIONS(#)     COMPENSATION($)
- -----------------------    ----     ---------     -----------     ---------     ----------     ---------------
Charles W. Battey          1994      $264,587      $   (1)         $     0         25,000(3)       $10,766(5)
  Chairman/CEO             1993       264,584        125,000             0              0           24,364(6)
                           1992       242,499              0             0              0           20,515

Larry D. Hall              1994       297,500          (1)               0        100,000(3)           874(7)
  President/CEO            1993       236,335        100,000             0              0           22,074(8)
                           1992       223,750         30,000             0              0           19,335

S. Wesley Haun             1994       146,252          (1)               0         20,000(3)           470(9)
  V.P.Mkt/Supply           1993       133,754         38,000             0          4,500(4)         7,144(10)
                           1992       123,003         17,000             0              0            5,818

E. Wayne Lundhagen         1994       142,087          (1)               0         10,000(3)           470(11)
  V.P. Fin/Acctg           1993       133,754         38,000             0          4,500(4)         7,139(12)
                           1992       125,000         12,000             0              0            5,870

Leland L. Hurst            1994       140,000          (1)          25,625(2)           0              470(13)
  Sr. V.P. Ops             1993       137,919         35,000             0          2,250(4)         7,187(14)
                           1992       135,000         17,000             0              0            6,448

William S. Garner, Jr.     1994       136,253          (1)               0         15,000(3)           437(15)
  VP Gen. Counsel/         1993       127,917         37,000             0          4,500(4)         6,854(16)
  Secretary                1992       122,499         11,000             0              0            5,815

- ---------------

 (1) The Company has no permanent long-term cash incentive plans. Instead, the Compensation Committee of the Board of Directors reviews the advisability of an executive cash incentive plan on an annual basis as discussed in the Report of the Compensation Committee on Executive Compensation contained herein. Amounts earned under such annual cash incentive plans are actually paid in the year following the year in which they were earned; however such amounts are reflected in the table in the year in which such amounts were earned. Cash incentive awards for 1994 will not be awarded until mid-late March 1995 and are unknown at this time.

 (2) The restricted stock was granted to Mr. Hurst on September 15, 1994. The closing stock price of K N's Common Stock on that date was $25.625. The market value of the 1,000 shares of restricted stock awarded to Mr. Hurst at year-end 1994 was $23,875. Assuming the successful completion by Mr. Hurst of certain goals and objectives tied to this restricted stock award, the 1,000 shares of restricted stock will vest on July 1, 1995. Dividends will be paid on the restricted stock awarded to Mr. Hurst.

 (3) These options were granted under the Company's 1994 Long-Term Incentive Plan, and were granted at an exercise price of 100% of the fair market value of the Common Stock as of the date of grant, are exercisable within 10 years from the respective dates of grant, and vest over a five-year period. (See "Stock Options" below)

 (4) These options were granted under the Company's Incentive Stock Option Plan at an exercise price of 100% of the fair market value of the Common Stock as of the date of grant, and vest over a four-to-five year period.

 (5) Mr. Battey's 1994 earnings under the All Other Compensation column will include an amount earned under the Company's Employees Retirement Fund Trust Profit Sharing Plan ("Profit Sharing Plan"). Under the provisions of the Company's Profit Sharing Plan (a defined contribution plan) established in 1945, the Company contributes annually the lesser of an amount equal to 10 percent of the annual eligible compensation of eligible employees, excluding bonuses, or 10 percent of net income as defined by the plan. All full-time employees who have completed two years of service, as defined by the plan, are participants. Amounts allocated to an employee's plan account vest immediately. Benefits are generally only payable on termination or retirement. Amounts earned under the Profit Sharing Plan are actually paid in the year following the year in which they were earned; however, once such amounts are known, they will be reflected in the table in the year in which such amounts were earned. Earnings for 1994 under the Profit Sharing Plan will not be distributed until late February 1995 and are unknown at this time. The Company also paid $924 in term life and accidental death and dismemberment insurance premiums on behalf of Mr. Battey. In addition, Mr. Battey elected to receive deferred compensation from the Company while he served as an outside, non-employee director of the Company. Interest applicable to Mr. Battey's deferred compensation exceeded 120% of market interest rates in 1994 and totalled $9,842.

 (6) Mr. Battey's earnings for 1993 under the Profit Sharing Plan were $12,948 which is reflected in the 1993 All Other Compensation column.

 (7) Mr. Hall's 1994 earnings under the All Other Compensation column will include an amount to be earned under the Company's Profit Sharing Plan (see discussion in footnote (5) above). The Company also paid $874 in term life and accidental death and dismemberment insurance premiums in 1994 on behalf of Mr. Hall.

 (8) Mr. Hall's earnings for 1993 under the Profit Sharing Plan were $12,010, which is reflected in the 1993 All Other Compensation column.

 (9) Mr. Haun's 1994 earnings under the All Other Compensation column will include an amount to be earned under the Company's Profit Sharing Plan (see discussion in footnote (5) above). The Company also paid $470 in term life and accidental death and dismemberment insurance premiums in 1994 on behalf of Mr. Haun.

(10) Mr. Haun's earnings for 1993 under the Profit Sharing Plan were $6,545, which is reflected in the 1993 All Other Compensation column.

(11) Mr. Lundhagen's 1994 earnings under the All Other Compensation column will include an amount to be earned under the Company's Profit Sharing Plan (see discussion in footnote (5) above). The Company also paid $470 in term life and accidental death and dismemberment insurance premiums in 1994 on behalf of Mr. Lundhagen.

(12) Mr. Lundhagen's earnings for 1993 under the Profit Sharing Plan were $6,545, which is reflected in the 1993 All Other Compensation column.

(13) Mr. Hurst's 1994 earnings under the All Other Compensation column will include an amount to be earned under the Company's Profit Sharing Plan (see discussion in footnote (5) above). The Company also paid $470 in term life and accidental death and dismemberment insurance premiums in 1994 on behalf of Mr. Hurst.

(14) Mr. Hurst's earnings for 1993 under the Profit Sharing Plan were $6,545, which is reflected in the 1993 All Other Compensation column.

(15) Mr. Garner's 1994 earnings under the All Other Compensation column will include an amount to be earned under the Company's Profit Sharing Plan (see discussion in footnote (5) above). The Company also paid $437 in term life and accidental death and dismemberment insurance premiums in 1994 on behalf of Mr. Garner.

(16) Mr. Garner's earnings for 1993 under the Profit Sharing Plan were $6,260, which is reflected in the 1993 All Other Compensation column.

                                 STOCK OPTIONS

     Information concerning 1994 grants to and exercises by the named executive officers is provided below.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS
                            ----------------------------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                              NUMBER OF                                                      STOCK PRICE
                               SHARES         % OF TOTAL                                     APPRECIATION
                             UNDERLYING     OPTIONS GRANTED    EXERCISE                   FOR OPTION TERM(3)
                               OPTIONS      TO EMPLOYEES IN    OR BASE     EXPIRATION   ----------------------
            NAME            GRANTED(#)(1)   FISCAL YEAR(2)    PRICE($/SH)     DATE        5%($)       10%($)
            ----            -------------   ---------------   ----------   ----------   ----------  ----------
Charles W. Battey...........     25,000           8.52%        $ 23.875      7/15/04    $  375,371  $  951,265
Larry D. Hall...............    100,000          34.07           23.875      7/15/04     1,501,486   3,805,060
S. Wesley Haun..............     20,000           6.81           23.875      8/08/04       300,297     761,012
E. Wayne Lundhagen..........     10,000           3.41           23.875      8/08/04       150,149     380,506
Leland L. Hurst.............          0              0           N/A          N/A                0           0
William S. Garner, Jr.......     15,000           5.11           23.875      8/08/04       225,223     570,759

- ---------------

(1) Each option granted in 1994 has an exercise price equal to the fair market value of K N's Common Stock on the date of grant and expires ten years from the date of grant, subject to earlier termination in certain events related to termination of employment of the optionee. The options granted in 1994 become exercisable in one-fifth increments on each of the first five anniversaries of the grant date, subject to automatic acceleration of full exercisability upon a Change in Control of K N (as defined in the 1994 Long-Term Incentive Plan). The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. Under the terms of the 1994 Long-Term Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to accelerate exercise dates and otherwise waive or amend any conditions of options granted thereunder.

(2) The total number of options granted to Company employees in 1994 was 293,500.

(3) The values set forth in this column assume annual rates of stock appreciation of 5% and 10%. The Company has no ability to predict whether such appreciation rates will be achieved, and, therefore, cannot predict whether the potential realizable values set forth in this column realistically indicate the value of the options granted to the named executive officers in 1994.

     The following table sets forth information about option exercises in 1994 by the named executive officers and the value of the remaining options held by each such officer at year-end.

                      AGGREGATED OPTION EXERCISES IN 1994
                           AND YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                      SECURITIES          VALUE OF
                                                                      UNDERLYING         UNEXERCISED
                                                                      UNEXERCISED       IN-THE-MONEY
                                                                      OPTIONS AT      OPTIONS AT YEAR-
                                         SHARES                       YEAR-END(#)          END($)
                                       ACQUIRED ON       VALUE       EXERCISABLE/       EXERCISABLE/
      NAME                             EXERCISE(#)    REALIZED($)    UNEXERCISABLE    UNEXERCISABLE(1)
      ----                             -----------    -----------    -------------    -----------------
Charles W. Battey......................      0             $0        38,750/26,000    $297,090/ $47,000
Larry D. Hall..........................      0              0        40,250/86,000     158,625/  47,000
S. Wesley Haun.........................      0              0         6,625/20,125      14,047/   8,891
E. Wayne Lundhagen.....................      0              0         9,125/12,125      59,672/   8,891
Leland L. Hurst........................      0              0         2,063/ 2,437      13,399/   7,695
William S. Garner, Jr. ................      0              0        20,625/16,125     178,641/   8,891

- ---------------

(1) Based on the closing price of Company Common Stock on the NYSE Composite Tape on December 31, 1994 which was $23.75.

EXECUTIVE STOCK OWNERSHIP

     The following table sets forth information about beneficial stock ownership of the named executive officers, as well as all executive officers and directors as a group.

                  EXECUTIVE OFFICER BENEFICIAL STOCK OWNERSHIP

                                                                       AMOUNT AND NATURE OF
                                                                    COMMON STOCK BENEFICIALLY
                                                                     OWNED AS OF FEBRUARY 15,
            NAME                                                          1995(1)(2)(3)
            ----                                                    -------------------------
    Charles W. Battey...............................................             80,878
    Larry D. Hall...................................................             63,443(4)
    S. Wesley Haun..................................................             13,745
    E. Wayne Lundhagen..............................................             26,597
    Leland L. Hurst.................................................              6,732
    William S. Garner, Jr. .........................................             26,474
    All executive officers and directors as a group.................          1,507,878

- ---------------

(1) No named executive officer beneficially owns any preferred stock of the Company or more than 1 percent of the Company's outstanding Common Stock. All executive officers and directors as a group owned approximately 5.5% percent of the outstanding Common Stock. Respecting share ownership by directors, see "Election of Directors" above. In making the computations required in connection with the preceding statement, with respect to any executive officer who held options to purchase shares of the Common Stock exercisable within 60 days of February 15, 1995, it was assumed that such options had been exercised. The following number of shares representing such unexercised options were added to the holdings of each of the following executive officers: Mr. Battey, 38,750 shares; Mr. Hall, 40,250 shares; Mr. Haun, 7,375 shares; Mr. Lundhagen, 9,875 shares; Mr. Hurst, 1,500 shares; and Mr. Garner, 21,375 shares. A total of 397,622 shares representing such unexercised options were added to the holdings of all executive officers and directors as a group.

(2) Does not include shares earned in 1994 under the Company's Profit Sharing Plan, which will not be distributed until late February 1995 and are unknown at this time.

(3) Unless otherwise indicated, the executive officers have sole voting and investment power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the Company's executive officers and their respective spouses, if any.

(4) Includes 139 shares of Common Stock owned by Mr. Hall's wife, as to which Mr. Hall disclaims beneficial ownership and over which he has neither investment nor voting power. Does not include any of the 2,967 shares earned by Mr. Hall under the Company's Executive Benefit Equalization Plan because such shares had not actually been purchased for his account at such date. The cumulative number of shares attributable thereto is 2,967.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Natural Gas Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 30, 1989, and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

    AMONG K N ENERGY, INC., THE S&P 500 INDEX AND THE S&P NATURAL GAS INDEX


                              (COMPARISON GRAPH)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            K N ENERGY, INC     S&P 500     S&P NATURAL GAS
    ---------------------            ---------------     -------     ---------------
             1989                          100             100             100
             1990                           96              97              88
             1991                          116             126              76
             1992                          128             136              85
             1993                          183             150             101
             1994                          175             152              96

- ---------
* $100 invested on 12/31/89 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                                PENSION BENEFITS

     The Company's employees and officers participate in its Retirement Plan and Trust Agreement for Non-Bargaining Employees (the "Pension Plan"). This is a defined benefit plan which is not based upon a participant's final years' compensation. Annual pension benefits at the normal retirement age of 65 are equal to the total of the yearly accrued annuity credits. Prior to January 1, 1989, the yearly annuity credit equaled 1.1 percent of the first $8,400 of compensation and 2.1 percent of compensation in excess of $8,400. Effective January 1, 1989, the yearly annuity credit equals 1.75 percent of the first $19,200 of compensation and 2.1 percent of compensation in excess of $19,200. For purposes of the Pension Plan, compensation excludes bonuses and commissions, and includes overtime and special duty compensation. Assuming continued employment at age 65 at present salaries, the estimated annual pension benefits of the named executive officers are as follows: Mr. Battey, $37,813, Mr. Hall, $148,309, Mr. Haun, $71,000, Mr. Lundhagen, $57,636, Mr. Hurst, $24,936, and Mr.
Garner, $77,688. These benefits are not subject to any deduction for Social Security benefits or other offset amounts.

                              SEVERANCE AGREEMENTS

     The Company has entered into severance agreements with certain key employees, including all of its named executive officers except Mr. Battey, effective on or after January 9, 1988. The agreements provide severance benefits if the officer is terminated under certain circumstances within one year following a change in control of the Company. A "change in control" means (i) a change in the majority of the Board of Directors of the Company as a result of a cash tender or exchange offer, merger or other business combination, sale of assets, liquidation, or contested election; (ii) the sale by the Company of all or substantially all of its assets; or (iii) a person or group becoming the beneficial owner of 30% or more of the outstanding voting stock of the Company. Such benefits are provided if, within one year following a change in control, the officer is involuntarily terminated (other than for willful misconduct, gross negligence, death, disability or retirement), or the officer terminates his employment for good reason. "Good reason" means generally a reduction in compensation, downgrading of position or authority, or the requirement to relocate. Upon such termination, the officer would be entitled to receive in a lump sum an amount, subject to withholding tax and employee benefit premiums or similar adjustments, equal to the officer's annual base salary earned at termination (or just prior to the change of control, if the salary is lower at termination), divided by 52, multiplied by 3 times the number of weeks equal to such officer's full and partial years service to the Company; however, the number of weeks' salary to be paid shall not be less than 12 nor greater than
104. Such payments would not be offset by income earned from other sources. In addition, the officer would receive outplacement services and would continue to participate in all applicable medical and life insurance and similar benefit plans for the same number of weeks as his salary, computed as above, or until benefits were available from subsequent employment, whichever first occurs. Within 90 days after an initial two-year term, and within 90 days after each successive two-year term, the Company has the right to terminate, extend or modify the agreements; failure of the Board of Directors to take any action within such 90-day period results in an automatic two-year extension. No severance benefits have been paid to any employee under these agreements.

                             PRINCIPAL SHAREHOLDERS

COMMON STOCK

     According to information supplied to the Company by the beneficial owners listed below and, where applicable, the books and records of the Company, the following entities each owned beneficially, as indicated on the dates shown, more than five percent of the 27,713,733 outstanding shares of the Common Stock of the Company on the dates indicated in parentheses below. No other person is known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                          AMOUNT AND
                  NAME AND ADDRESS OF                     NATURE OF                      PERCENT
               BENEFICIAL OWNER AND DATE                  BENEFICIAL      PERCENT        OF TOTAL
                  INFORMATION PROVIDED                    OWNERSHIP       OF CLASS     VOTING POWER
               -------------------------                 ------------     --------     ------------
Cabot Corporation....................................... 4,840,186(1)        17.1%          17.0%
75 State Street
Boston, Massachusetts 02109 (12/31/94)

Employees Retirement Fund Trust......................... 1,925,454(2)         6.9            6.9
Profit Sharing Plan of K N Energy, Inc.
P.O. Box 281304
Lakewood, CO 80228 (2/1/95)

The Prudential Insurance Company of America............. 2,429,743(3)         8.6            8.5
Prudential Plaza, Newark, NJ 07102 (12/31/94)

State Farm Mutual Automobile Insurance Company.......... 1,789,965(4)         6.5            6.4
One State Farm Plaza
Bloomington, IL 61701 (12/31/94)

- ---------------

(1) Comprised of (i) 4,197,954 outstanding shares of Common Stock reported as beneficially owned by Cabot on its Schedule 13G and (ii) 642,232 shares of Common Stock issuable upon the exercise of warrants held by Cabot. Cabot has sole investment and voting power over such shares.

(2) The trustees of the Employees Retirement Fund Trust Profit Sharing Plan have sole investment power over such shares and have sole voting power as to shares of Common Stock allocated to participants' accounts as to which such participants do not exercise their power to vote, but are required to vote them in the same proportion as those voted by participants.

(3) Comprised of (i) 1,884,543 outstanding shares of Common Stock reported as beneficially owned by Prudential on its Schedule 13G and (ii) 545,200 shares of Common Stock issuable upon the exercise of warrants held by Prudential. Prudential states that it has shared investment and voting power over all of such outstanding shares, and that the shares were acquired solely for investment purposes.

(4) State Farm states that it has sole investment and voting power over its shares, and that the shares were acquired solely for investment purposes.

CLASS A PREFERRED STOCK

     No person is known to be the owner of five percent or more of the 70,000 outstanding shares of Class A $5.00 Preferred Stock of the Company.

CLASS B PREFERRED STOCK

     According to the records of the Company, the following insurance companies each owned beneficially, on February 15, 1995, more than five percent of the 17,148 outstanding shares of Class B Preferred Stock of the Company. No other person is known by the Company to be the beneficial owner of five percent or more of the Class B Preferred Stock.

                                                        AMOUNT AND
                                                        NATURE OF                      PERCENT
       NAME AND ADDRESS OF                              BENEFICIAL      PERCENT        OF TOTAL
        BENEFICIAL OWNER                               OWNERSHIP(1)     OF CLASS     VOTING POWER
       -------------------                             ------------     --------     ------------
    Allstate Insurance Co. ............................    12,866         75.0%         (2)
    Allstate Plaza
    Northbrook, IL 60061
    Gerlach & Co. .....................................     1,142          6.7          (2)
      c/o Citibank, N.A.
    P.O. Box 1530,
    Grand Central Station
    111 Wall Street, 8th Floor
    New York, NY 10043
    Atwell & Co. ......................................     3,140         18.3          (2)
      c/o United States Trust Co. of NY
    P.O. Box 456,
    Wall Street Station
    New York, NY 10005

- ---------------

(1) The owners of the shares set forth above have, to the best knowledge of the Company, sole voting and sole investment power over those shares.

(2)  Less than 1%.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP (formerly known as Arthur Anderson & Co.) has acted as independent public accountants for the Company continuously since 1940. A representative of Arthur Andersen LLP will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     Arthur Andersen LLP was recommended by the Audit Committee to perform the audit function for 1994, and that recommendation was approved by the Board of Directors. No independent public accountant has yet been recommended to perform the audit function for 1995. The Audit Committee normally makes such a recommendation at the regular Board of Directors' meeting in November.

                     COST AND METHOD OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting, the enclosed form of Proxy, the Chairman's Letter, and any additional material relating to the meeting which may be furnished to shareholders by the Board of Directors subsequent to the furnishing of this Proxy Statement, has been or is to be borne by the Company.

     In addition to the solicitation of Proxies by use of the mails, the Company may utilize the services of some of its directors and administrative office personnel (who will receive no compensation therefor in addition to their regular salaries) to solicit Proxies personally, by telephone or telegraph from brokerage houses and other shareholders. The Company will reimburse banks and brokers who hold shares of the Company's stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the Proxy materials to those persons for whom they hold such shares. The Company has also retained D. F. King & Company, Inc. to aid in the solicitation at an estimated cost of $7,000 plus reasonable out-of-pocket expenses.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Pursuant to Securities and Exchange Commission regulations, any proposal which a shareholder intends to present to the 1996 annual meeting must be received by November 11, 1995, at the Company's principal executive offices in order to be included in the Proxy Statement and the form of Proxy for that meeting.

     The Company's By-laws establish an advance notice procedure with regard to certain matters to be brought before the annual meeting of shareholders. In general, written notice must be received by the Secretary of the Company at its principal executive offices not less than forty days prior to the meeting and must contain certain specified information concerning the matters to be brought before the meeting as well as the shareholder submitting the proposal. A copy of the applicable By-law provisions may be obtained, without charge, upon request to the Secretary of the Company at the address set forth on page one of this Proxy Statement. The annual shareholders meeting is customarily held in late March or early April.

                                 OTHER MATTERS

     The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any other items of business at the annual meeting. However, if other matters are properly presented for a vote, Proxies will be voted upon such matters in accordance with the judgment of the Proxyholders.

                                            By Order of the Board of Directors

                                             WILLIAM S. GARNER, JR.
                                                   Secretary

                              (K N ENERGY LOGO)

                 Proxy for Shareholders Meeting April 6, 1995

The undersigned hereby appoints Charles W. Battey, Larry D. Hall and William S. Garner, Jr. and each of them proxies (to act by majority decision if more than one shall act), with full power of substitution, to vote all shares of stock of K N Energy, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Stouffer Renaissance Hotel located at 3801 Quebec Street, Denver, Colorado 80207, on April 6, 1995 at 10 a.m., Mountain Time, and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the Notice of said meeting and Proxy Statement is hereby acknowledged. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE HEREOF.

Please mark your proxy, date, sign, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

                                                                           OVER






PROXY

1. Election of Class II Directors   Charles W. Battey   Robert B. Daugherty    Larry D. Hall    H. A. True, III

                    (  ) FOR all nominees listed          (  ) WITHHOLD AUTHORITY to vote for all nominees listed
                    (To withhold authority to vote for any individual nominee, strike a line through his name above)

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.






- --------------------------  -------------  -----------------------  ------------
        Signature(s)             Date            Signature(s)            Date